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                                                                   EXHIBIT 23.1







                         CONSENT OF INDEPENDENT AUDITORS
                          TO INCORPORATION BY REFERENCE


The Board of Directors
GAINSCO, INC.:


We consent to the incorporation by reference herein of our report dated February 25, 2000, relating to the consolidated balance sheets of GAINSCO, INC. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, and all related schedules, which reports appear in the December 31, 1999 Annual Report on Form 10-K of GAINSCO, INC.



                                                    /s/ KPMG LLP
                                                        KPMG LLP



Dallas, Texas
March 30, 2000






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